EXHIBIT 4.9


                              CERTIFICATE OF TRUST

           The undersigned, the trustees of Rite Aid Financing III, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del.
 C. section 3810, hereby certify as follows:

           (1) The name of the business trust being formed hereby (the "Trust") is "Rite Aid Financing III."

           (2) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                     First Chicago Delaware Inc.
                     300 King Street
                     Wilmington, Delaware 19801




 /s/ Frank M. Bergonzi                        FIRST CHICAGO DELAWARE INC.,
 ----------------------------                   as Trustee
 Name:  Frank M. Bergonzi
 Tile:  Regular Trustee

 /s/ Elliot S. Gerson                         By: /s/ Sandra Caruba
 ----------------------------                    ---------------------------
 Name:  Elliot S. Gerson                         Name:  Sandra L. Caruba
 Title: Regular Trustee                          Title: Vice President


 /s/ Joseph Speaker
 ----------------------------
 Name:  Joseph Speaker
 Title: Regular Trustee



 Dated as of this 15TH
 day of December 1998.